Exhibit 99

Colgate Announces Strong 2nd Quarter Earnings, Exceeding Profit Expectations

Company Expresses Comfort with 3Q and Full Year 2009 External Expectations

NEW YORK--(BUSINESS WIRE)--July 30, 2009--Regulatory News:

Colgate-Palmolive Company (NYSE:CL) today reported record net income and diluted earnings per share in second quarter 2009 of $561.6 million and $1.07, respectively. Second quarter 2008 reported net income and diluted earnings per share were $493.8 million and $.92, respectively, which included $29.5 million of aftertax charges ($.06 per diluted share) related to the 2004 Restructuring Program. Excluding restructuring charges (which pertain only to 2008), net income and diluted earnings per share increased 7% and 9%, respectively.

Worldwide sales declined 5.5% during the second quarter to $3,745.0 million and unit volume declined 1.5%. Organic sales (excluding foreign exchange, acquisitions and divestments) grew 6.0%. Global pricing increased 7.5% and foreign exchange was negative 11.5%.

Gross profit margin as reported increased to 58.8% in second quarter 2009 from 56.5% in the year ago period. Excluding restructuring charges in 2008, gross profit margin increased 200 basis points to 58.8% in second quarter 2009 from 56.8% in second quarter 2008, reflecting the benefits of increased pricing and cost-savings programs, which more than offset the impact of negative foreign exchange.

Selling, general and administrative expenses were 34.6% and 35.9% of net sales in second quarter 2009 and 2008, respectively. Excluding restructuring charges in 2008, selling, general and administrative expenses decreased to 34.6% of net sales in second quarter 2009 from 35.4% of net sales in second quarter 2008. Worldwide advertising costs declined 120 basis points as a percentage to sales versus the year ago period to 10.5%, brought about by lower media rates in most areas of the world and reduced levels of spending in line with competition.

Operating profit was $887.1 million in second quarter 2009 compared to $788.4 million as reported in second quarter 2008. Excluding restructuring charges in 2008, operating profit rose 7% to $887.1 million in second quarter 2009 from $827.3 million in second quarter 2008, increasing to 23.7% from 20.9% as a percent to sales.

Net cash provided by operations year to date increased by 17% to $1,210.7 million. Working capital decreased to 3.2% of sales versus 3.6% in the comparable 2008 period, primarily due to a reduction in receivable days outstanding. Overall, Colgate’s balance sheet is strong and getting stronger, with all key ratios continuing to improve.

Ian Cook, Chairman, President and Chief Executive Officer, commented on the results excluding restructuring charges, “Given continued worldwide economic difficulties, we are very pleased that profitability was strong with gross profit margin, operating profit margin and net income as a percent to sales all increasing to record levels. In addition, our top-line growth continued with organic sales increasing a healthy 6.0%.

“We are delighted that gross profit margin increased by 200 basis points during the quarter. This allowed for higher advertising spending behind Colgate’s brands versus the first quarter both in absolute dollars and as a percent to sales, which drove market share gains worldwide. Colgate’s global toothpaste leadership strengthened to 44.8% during the quarter with market share gains in many countries including the United States, Mexico, Brazil, China, India and Russia. Colgate also strengthened its global leadership in manual toothbrushes, with its global market share in that category reaching a record 31.1% year to date, up 0.6 share points versus year ago.”

Mr. Cook continued, “Looking ahead, the excellent gross margin should continue in the balance of the year driven by easing raw and packaging material costs and continued benefit from both higher prices already implemented and our ongoing aggressive savings programs. We expect gross profit margin should be up at or above the high end of our targeted range of 75 to 125 basis points for the full year 2009.

“Continued gross margin increases should allow for even higher advertising levels in the second half of the year versus the first half, in support of a very full pipeline of innovative new products across all price points. This should contribute to strong organic sales growth driven by both positive volume and higher pricing.

“Overall, we are comfortable with external profit expectations for both the third quarter and the year.”

At 11:00 a.m. ET today, Colgate will host a conference call to elaborate on second quarter results. To access this call as a webcast, please go to Colgate’s web site at http://www.colgate.com.

The following are comments about divisional performance. See attached Geographic Sales Analysis and Segment Information schedules for additional information on divisional sales and operating profit.

North America (20% of Company Sales)

North America sales grew 2.5% in the second quarter. Unit volume increased 2.5% with 1.5% higher pricing and 1.5% negative foreign exchange. Organic sales grew 4.0% during the quarter. North America operating profit increased 17% during the quarter due to new products, cost-savings programs and lower raw and packaging material costs more than offsetting increased advertising.

In the U.S., new product launches are contributing to market share gains across categories. Market share gains year to date were seen in toothpaste, manual toothbrushes, power toothbrushes, liquid hand soap, body washes, hand dish liquid and liquid cleaners. Colgate’s toothpaste market share reached 36.9% year to date, up 0.5 share points versus year ago. Colgate Sensitive Enamel Protect, Colgate Max Fresh with Mouthwash Beads and Colgate Max White with Mini Bright Strips toothpastes contributed to the share gains. Colgate’s share of the manual toothbrush market reached a record 32.7% year to date, up 4.8 share points versus year ago, including new Colgate Wisp mini-brush whose market share reached 3.9% year to date and exceeded 7% for the second quarter. Colgate 360° Deep Clean, Colgate Max Fresh and Colgate Max White manual toothbrushes also contributed to the share gains.

Successful new products contributing to growth in the U.S. in other categories include Softsoap Body Butter Apricot Scrub and Irish Spring Hair and Body and Cool Relief body washes, Softsoap Ensembles liquid hand soap and Ajax Lime with Bleach Alternative dish liquid.

Looking ahead, new product activity in the U.S. planned for third quarter 2009 includes Colgate 360° ActiFlex manual toothbrush with a unique flexible bridge that gently bends and angles as you brush and Softsoap Nutri Serums body wash infused with softening serum pearls enriched with nutrients for soft and healthy looking skin.

Latin America (28% of Company Sales)

Latin America unit volume increased 2.0% during the quarter, primarily led by volume gains in Brazil and Venezuela. Higher pricing added 14.5% while foreign exchange was negative 18.0%, resulting in a sales decline of 1.5%. Organic sales for Latin America grew 16.5% during the quarter. Latin America operating profit increased 14% during the quarter due to higher pricing, cost-saving initiatives and lower advertising costs, partially offset by negative foreign exchange.

Colgate continues to build its strong leadership in oral care throughout Latin America with its regional toothpaste market share at a record high of 78.3% year to date, driven by market share gains in nearly every country. Strong sales of premium-priced offerings such as Colgate Sensitive Enamel Protect, Colgate Total Professional Sensitive and Colgate Max Fresh Night toothpastes drove share gains throughout the region. In Brazil, for example, Colgate’s toothpaste market share reached 70.0% year to date, up 120 basis points versus year ago. Colgate’s leading share of the manual toothbrush market for the region is at a record high year to date at 41.4%, up 260 basis points versus year ago. Strong sales of Colgate 360° Deep Clean and Colgate Max Fresh manual toothbrushes throughout the region contributed to this success.

In other product categories, Colgate Plax Whitening and Colgate Plax Complete Care mouthwashes, Palmolive Naturals Perfect Tone and Protex Aloe bar soaps, Lady Speed Stick Professional Protection and Mennen Cool Night deodorants and Suavitel Magic Moments fabric conditioner contributed to market share gains in the region.

Europe/South Pacific (21% of Company Sales)

As reported, Europe/South Pacific sales and unit volume declined 18.0% and 3.0%, respectively. Excluding divested businesses, sales and unit volume declined 17.5% and 2.5%, respectively. Pricing increased 1.0% and foreign exchange was negative 16.0%. Organic sales for Europe/South Pacific declined 1.5%. Volume gains in the United Kingdom and Greece were more than offset by volume declines in France, Iberia, Poland and the GABA business. Operating profit for the region declined 12% during the quarter due to negative foreign exchange partially offset by lower advertising costs.

Colgate maintained its oral care leadership in the Europe/South Pacific region with toothpaste share gains in Germany, Greece, Switzerland, Czech Republic and Slovakia. Successful premium products driving share gains include Colgate Total Advanced Clean, Colgate Max White and Colgate Sensitive Enamel Protect toothpastes. In the manual toothbrush category, Colgate 360° Deep Clean and Colgate Max White toothbrushes contributed to share gains in key countries throughout the region.

Recent premium innovations contributing to growth in other product categories include Colgate Plax Alcohol Free and Colgate Plax Ice mouth rinses, Palmolive Madagascar Sunset and Palmolive Marrakech Sunrise shower gels and liquid hand soaps, Ajax Professional bucket dilutable and Ajax Professional glass cleaners, Lady Speed Stick Aloe spray deodorant and Soupline Magic Moments and Soupline Aroma Tranquility fabric conditioners.

Greater Asia/Africa (17% of Company Sales)

As reported, Greater Asia/Africa sales and unit volume declined 4.5% and 1.5%, respectively. Excluding divested businesses, Greater Asia/Africa sales and unit volume declined 4.0% and 1.0%, respectively. Volume gains in India and the Greater China region were more than offset by volume declines in Russia, South Africa and Ukraine. Pricing increased 9.0% and foreign exchange was negative 12.0%. Organic sales for Greater Asia/Africa increased 8.0%. Operating profit for the region increased 14% during the quarter due to higher pricing, lower advertising costs and lower raw and packaging material costs, partially offset by negative foreign exchange.

Colgate maintained its toothpaste leadership in Greater Asia with market share gains in key countries throughout the region including impressive share gains in India, China and Russia. Successful new products driving the share gains throughout the region include Colgate Total Professional Clean and Colgate Sensitive Enamel Protect.

New products contributing to growth in other categories in the region include Colgate 360° ActiFlex and Colgate Max Fresh manual toothbrushes, Palmolive Papaya Yogurt shower gel, bar soap and liquid hand soap, Protex Clean and Pure shower cream and bar soap and Lady Speed Stick Pure Freshness deodorant.

Hill’s (14% of Company Sales)

Hill’s sales and unit volume declined 3.0% and 11.5%, respectively, versus a very strong performance in the year ago quarter. Pricing increased 12.5% and foreign exchange was negative 4.0%. Hill’s organic sales rose 1.0% during the quarter. Volume declines were primarily driven by a very difficult comparison with the year ago quarter due to the timing of price increases taken. Operating profit increased 7% during the quarter due to higher pricing, partially offset by higher raw and packaging material costs and negative foreign exchange.

Innovative new products contributing to sales in the U.S. specialty channel include Science Diet Nature’s Best Canine and Feline, Science Diet Culinary Creations Feline and the relaunch of Science Diet Puppy and Kitten dry foods with improved formulas including higher levels of antioxidants clinically proven to build a healthier immune system within 90 days. Prescription Diet r/d and w/d Canine and Feline weight management foods contributed to sales in the U.S. veterinary channel.

New pet food products contributing to international sales include Science Diet Culinary Creations Feline, the relaunch of Science Diet Puppy and Kitten foods, and Prescription Diet r/d and w/d Canine Small Bites.

About Colgate-Palmolive: Colgate-Palmolive is a leading global consumer products company, tightly focused on Oral Care, Personal Care, Home Care and Pet Nutrition. Colgate sells its products in over 200 countries and territories around the world under such internationally recognized brand names as Colgate, Palmolive, Mennen, Softsoap, Irish Spring, Protex, Sorriso, Kolynos, Elmex, Tom’s of Maine, Ajax, Axion, Fabuloso, Soupline and Suavitel, as well as Hill’s Science Diet and Hill’s Prescription Diet. For more information about Colgate’s global business, visit the Company's web site at http://www.colgate.com.

Unless otherwise indicated, all market share data included in this press release is as measured by ACNielsen.

Cautionary Statement on Forward-Looking Statements

This press release and the related webcast (other than historical information) may contain forward-looking statements. Such statements may relate, for example, to sales or volume growth, organic sales growth, profit and profit margin growth, earnings growth, financial goals, cost-reduction plans, tax rates and new product introductions. These statements are made on the basis of our views and assumptions as of this time and we undertake no obligation to update these statements. We caution investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. Investors should consult the Company’s filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008) for information about certain factors that could cause such differences. Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or the Company’s web site at http://www.colgate.com.

As required, the Company adopted Financial Accounting Standards Board Statement No. 160, "Noncontrolling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51", on January 1, 2009. As a result of the adoption, certain prior period amounts were reclassified within the Condensed Consolidated Statements of Income and Balance Sheets. While the reclassification had no impact on Net income or earnings per common share, it did impact the previously reported Operating profit and effective tax rate. A complete reconciliation to previously reported 2008 amounts is available on Colgate’s web site.

Non-GAAP Financial Measures

The following provides information regarding the non-GAAP measures used in this earnings release:

To supplement Colgate's condensed consolidated income statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), the Company has disclosed non-GAAP measures of operating results that exclude certain items. Gross profit margin, selling, general and administrative expenses, operating profit, operating profit margin, net income and earnings per share are discussed in this release both as reported (on a GAAP basis) and excluding the impact of restructuring charges related to the restructuring program that began in the fourth quarter of 2004 and was completed as of the end of 2008 (the "2004 Restructuring Program"). These restructuring charges include separation-related costs, incremental depreciation and asset write-downs, and other costs related to the implementation of the 2004 Restructuring Program. In light of their nature and magnitude, the Company believes these items should be presented separately to enhance an investor’s overall understanding of its ongoing operations.

Management believes these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and are useful for period-over-period comparisons of such operations. The Company uses these financial measures internally in its budgeting process and as factors in determining compensation. While the Company believes that these financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similar measures presented by other companies. See “Consolidated Income Statement and Supplemental Information — Reconciliation Excluding the 2004 Restructuring Program” for the three months ended June 30, 2009 and 2008 included with this release for a reconciliation of these financial measures to the related GAAP measures.

Sales and unit volume growth, both worldwide and in relevant geographic divisions, are discussed in this release both as reported and excluding divestments. Management believes this provides useful supplemental information to investors as it allows comparisons of sales growth and volume growth from ongoing operations on a period-over-period basis. This release also discusses organic sales growth (excludes the impact of foreign exchange, acquisitions and divestments). Management believes this measure provides investors with useful supplemental information regarding the Company’s underlying sales trends by presenting sales growth excluding the external factor of foreign exchange as well as the impact from acquisitions and divestments. See “Geographic Sales Analysis, Percentage Changes – Second Quarter 2009 vs. 2008” for a comparison of sales excluding divestments and organic sales to sales as reported in accordance with GAAP.

The Company defines free cash flow before dividends as net cash provided by operations less capital expenditures. As management uses this measure to evaluate the Company’s ability to satisfy current and future obligations, repurchase stock, pay dividends and fund future business opportunities, the Company believes that it provides useful information to investors. Free cash flow before dividends is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. Free cash flow before dividends is not a GAAP measurement and may not be comparable to similarly titled measures reported by other companies. See “Condensed Consolidated Statements of Cash Flows For the Six Months Ended June 30, 2009 and 2008” for a comparison of free cash flow before dividends to net cash provided by operations as reported in accordance with GAAP.

(See attached tables for second quarter results.)

Table 1

Colgate-Palmolive Company

Consolidated Income Statement and Supplemental Information

Reconciliation Excluding the 2004 Restructuring Program

For the Three Months Ended June 30, 2009 and 2008

(in Millions Except Per Share Amounts) (Unaudited)

	2009	2008
	As Reported	As Reported	Restructuring	Excluding Restructuring

Net sales	$3,745.0	$3,964.8	$-	$3,964.8

Cost of sales	1,543.8	1,725.0	11.0	1,714.0

Gross profit	2,201.2	2,239.8	(11.0)	2,250.8

Gross profit margin	58.8%	56.5%		56.8%

Selling, general and administrative expenses	1,295.7	1,422.7	20.7	1,402.0

Other (income) expense, net	18.4	28.7	7.2	21.5

Operating profit	887.1	788.4	(38.9)	827.3

Operating profit margin	23.7%	19.9%		20.9%

Interest expense, net	21.5	25.4	-	25.4

Income before income taxes	865.6	763.0	(38.9)	801.9

Provision for income taxes	277.8	247.8	(9.4)	257.2

Effective tax rate	32.1%	32.5%		32.1%

Net income including noncontrolling interests	587.8	515.2	(29.5)	544.7

Less: Net income attributable to noncontrolling interests*	26.2	21.4	-	21.4

Net income	561.6	493.8	(29.5)	523.3

Earnings per common share
Basic	$1.11	$0.96	$(0.06)	$1.02
Diluted	$1.07	$0.92	$(0.06)	$0.98

Average common shares outstanding
Basic	500.1	507.1	507.1	507.1
Diluted	524.9	536.6	536.6	536.6

* The Company adopted FASB Statement No. 160, “Noncontrolling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51” (SFAS 160), on January 1, 2009. To conform to the current year's presentation, net income attributable to noncontrolling interests in less-than-wholly-owned subsidiaries has been reclassified from Other (income) expense, net to a new line below Operating profit called Net income attributable to noncontrolling interests. The reclassification had no effect on Net income or Earnings per common share.

Refer to the Company's web site for a reconciliation to previously reported amounts for all quarters of 2008 as well as full year 2008 and 2007.

Note: The impact of "Restructuring” on the basic and diluted earnings per share may not necessarily equal the earnings per share if calculated independently as a result of rounding.

Table 2
Colgate-Palmolive Company

Consolidated Income Statement and Supplemental Information

Reconciliation Excluding the 2004 Restructuring Program

For the Six Months Ended June 30, 2009 and 2008

(in Millions Except Per Share Amounts) (Unaudited)

	2009	2008
	As Reported	As Reported	Restructuring	Excluding Restructuring

Net sales	$7,247.8	$7,677.8	$-	$7,677.8

Cost of sales	3,034.2	3,338.2	36.9	3,301.3

Gross profit	4,213.6	4,339.6	(36.9)	4,376.5

Gross profit margin	58.1%	56.5%		57.0%

Selling, general and administrative expenses	2,481.4	2,771.6	33.9	2,737.7

Other (income) expense, net	33.7	33.9	6.5	27.4

Operating profit	1,698.5	1,534.1	(77.3)	1,611.4

Operating profit margin	23.4%	20.0%		21.0%

Interest expense, net	42.7	59.1	-	59.1

Income before income taxes	1,655.8	1,475.0	(77.3)	1,552.3

Provision for income taxes	531.5	471.3	(26.6)	497.9

Effective tax rate	32.1%	32.0%		32.1%

Net income including noncontrolling interests	1,124.3	1,003.7	(50.7)	1,054.4

Less: Net income attributable to noncontrolling interests*	54.8	43.4	-	43.4

Net income	1,069.5	960.3	(50.7)	1,011.0

Earnings per common share
Basic	$2.11	$1.86	$(0.10)	$1.96
Diluted	$2.04	$1.78	$(0.10)	$1.88

Average common shares outstanding
Basic	500.8	508.1	508.1	508.1
Diluted	525.4	538.0	538.0	538.0

* The Company adopted FASB Statement No. 160, “Noncontrolling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51” (SFAS 160), on January 1, 2009. To conform to the current year's presentation, net income attributable to noncontrolling interests in less-than-wholly-owned subsidiaries has been reclassified from Other (income) expense, net to a new line below Operating profit called Net income attributable to noncontrolling interests. The reclassification had no effect on Net income or Earnings per common share.

Refer to the Company's web site for a reconciliation to previously reported amounts for all quarters of 2008 as well as full year 2008 and 2007.

Note: The impact of "Restructuring” on the basic and diluted earnings per share may not necessarily equal the earnings per share if calculated independently as a result of rounding.

				Table 3
Colgate-Palmolive Company

Condensed Consolidated Balance Sheets

As of June 30, 2009, December 31, 2008 and June 30, 2008

(Dollars in Millions) (Unaudited)

	June 30, 2009	December 31, 2008	June 30, 2008

Cash and cash equivalents	$896.0	$554.9	$622.8
Receivables, net	1,727.8	1,591.9	1,872.5
Inventories	1,223.8	1,197.1	1,340.5
Other current assets	370.2	366.1	421.4
Property, plant and equipment, net	3,245.4	3,119.5	3,149.3
Other assets, including goodwill and intangibles	3,266.9	3,149.8	3,663.8
Total assets	$10,730.1	$9,979.3	$11,070.3

Total debt	3,801.8	3,783.5	3,730.5
Other current liabilities	2,806.3	2,755.1	3,065.7
Other non-current liabilities**	1,423.0	1,397.4	1,461.3
Total liabilities	8,031.1	7,936.0	8,257.5
Total Colgate-Palmolive Company shareholders' equity	2,540.3	1,922.1	2,666.6
Noncontrolling interests**	158.7	121.2	146.2
Total liabilities and shareholders’ equity	$10,730.1	$9,979.3	$11,070.3

Supplemental Balance Sheet Information
Debt less cash, cash equivalents and marketable securities*	$2,873.3	$3,216.4	$3,087.0
Working capital % of sales	3.2%	2.5%	3.6%

* Marketable securities of $32.5, $12.2 and $20.7 as of June 30, 2009, December 31, 2008 and June 30, 2008, respectively, are included in Other current assets.

** The Company adopted FASB Statement No. 160, “Noncontrolling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51” (SFAS 160), on January 1, 2009.  To conform to the current year's presentation, prior period balances of accumulated undistributed earnings relating to noncontrolling interests in less-than-wholly-owned subsidiaries have been reclassified from Other non-current liabilities to a component of shareholders' equity.

Refer to the Company's web site for a reconciliation to previously reported amounts for all quarters of 2008 as well as full year 2008 and 2007.

		Table 4
Colgate-Palmolive Company

Condensed Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2009 and 2008

(Dollars in Millions) (Unaudited)

	2009	2008*

Operating Activities
Net income	$ 1,069.5	$ 960.3
Adjustments to reconcile net income to net cash provided by operations:
Restructuring, net of cash	(9.0)	(47.1)
Depreciation and amortization	172.1	172.4
Stock-based compensation expense	55.7	42.7
Deferred income taxes	33.9	67.0
Cash effects of changes in:
Receivables	(86.1)	(132.5)
Inventories	1.8	(135.2)
Accounts payable and other accruals	(61.6)	59.8
Other non-current assets and liabilities	34.4	49.0
Net cash provided by operations	1,210.7	1,036.4

Investing Activities
Capital expenditures	(210.1)	(216.7)
Sale of property and non-core product lines	12.4	44.9
Other	(19.0)	0.8
Net cash used in investing activities	(216.7)	(171.0)

Financing Activities
Principal payments on debt	(1,514.9)	(1,380.8)
Proceeds from issuance of debt	1,607.8	1,542.9
Dividends paid	(454.1)	(409.7)
Purchases of treasury shares	(395.7)	(542.0)
Proceeds from exercise of stock options and excess tax benefits	92.1	117.1
Net cash used in financing activities	(664.8)	(672.5)

Effect of exchange rate changes on Cash and cash equivalents	11.9	1.2
Net increase in Cash and cash equivalents	341.1	194.1
Cash and cash equivalents at beginning of period	554.9	428.7
Cash and cash equivalents at end of period	$ 896.0	$ 622.8

Supplemental Cash Flow Information
Free cash flow before dividends (Net cash provided by operations less capital expenditures)
Net cash provided by operations	$ 1,210.7	$ 1,036.4
Less: Capital expenditures	(210.1)	(216.7)
Free cash flow before dividends	$ 1,000.6	$ 819.7

Income taxes paid	$ 582.1	$ 399.0

* Certain relcassifications have been made to prior year amounts to conform to the current year's presentation as a result of the adoption on January 1, 2009 of FASB Statement No. 160, “Noncontrolling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51”.

				Table 5
Colgate-Palmolive Company

Segment Information

For the Three and Six Months Ended June 30, 2009 and 2008

(Dollars in Millions) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net sales
Oral, Personal and Home Care

North America	$734.4	$715.1	$1,464.1	$1,424.6
Latin America	1,050.0	1,065.1	1,961.0	2,010.6
Europe/South Pacific	790.5	966.7	1,509.6	1,866.7
Greater Asia/Africa	640.2	670.4	1,276.8	1,325.2

Total Oral, Personal and Home Care	3,215.1	3,417.3	6,211.5	6,627.1

Pet Nutrition	529.9	547.5	1,036.3	1,050.7

Total Net sales	$3,745.0	$3,964.8	$7,247.8	$7,677.8

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Operating profit
Oral, Personal and Home Care

North America	$199.5	$169.8	$391.1	$333.9
Latin America	334.9	294.5	641.1	574.5
Europe/South Pacific	177.2	202.1	320.3	394.5
Greater Asia/Africa*	144.8	126.5	296.4	254.2

Total Oral, Personal and Home Care	856.4	792.9	1,648.9	1,557.1

Pet Nutrition	139.4	129.9	271.1	257.3
Corporate	(108.7)	(134.4)	(221.5)	(280.3)

Total Operating Profit	$887.1	$788.4	$1,698.5	$1,534.1

* The Company adopted FASB Statement No. 160, “Noncontrolling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51” (SFAS 160), on January 1, 2009.  To conform to the current year's presentation, the amounts of net income attributable to noncontrolling interests in less-than-wholly-owned subsidiaries of $21.4 and $43.4 for the three and six months ended June 30, 2008, respectively, which were previously deducted from Greater Asia/Africa Operating profit, have been reclassified to a new line below Operating profit.

Note: The Company evaluates segment performance based on several factors, including Operating profit. The Company uses Operating profit as a measure of the operating segment performance because it excludes the impact of corporate-driven decisions related to interest expense and income taxes. Corporate operations include restructuring and related implementation costs, stock-based compensation related to stock options and restricted stock awards, research and development costs, Corporate overhead costs, and gains and losses on sales of non-core product lines and assets.

For the three and six months ended June 30, 2008, Corporate operating expenses include $38.9 and $77.3 of charges related to the Company’s 2004 Restructuring Program, respectively.

												Table 6
Colgate-Palmolive Company

Geographic Sales Analysis

Percentage Changes - Second Quarter 2009 vs 2008

June 30, 2009

(Unaudited)

				COMPONENTS OF SALES CHANGE SECOND QUARTER						COMPONENTS OF SALES CHANGE SIX MONTHS

					Pricing Coupons Consumer & Trade Incentives						Pricing Coupons Consumer & Trade Incentives
Region	2nd Qtr Sales Change As Reported	2nd Qtr Sales Change Ex-Divestment	2nd Qtr Organic Sales Change	Ex-Divested Volume		Exchange	6 Months Sales Change As Reported	6 Months Sales Change Ex-Divestment	6 Months Organic Sales Change	Ex-Divested Volume		Exchange

Total Company	(5.5%)	(5.5%)	6.0%	(1.5%)	7.5%	(11.5%)	(5.5%)	(5.5%)	7.0%	(1.0%)	8.0%	(12.5%)

Europe/South Pacific	(18.0%)	(17.5%)	(1.5%)	(2.5%)	1.0%	(16.0%)	(19.0%)	(18.5%)	(1.5%)	(3.0%)	1.5%	(17.0%)

Latin America	(1.5%)	(1.5%)	16.5%	2.0%	14.5%	(18.0%)	(2.5%)	(2.5%)	16.5%	2.0%	14.5%	(19.0%)

Greater Asia/Africa	(4.5%)	(4.0%)	8.0%	(1.0%)	9.0%	(12.0%)	(3.5%)	(3.5%)	9.5%	1.5%	8.0%	(13.0%)

Total International	(8.0%)	(7.5%)	8.0%	(0.5%)	8.5%	(15.5%)	(9.0%)	(8.5%)	8.0%	0.0%	8.0%	(16.5%)

North America	2.5%	2.5%	4.0%	2.5%	1.5%	(1.5%)	3.0%	3.0%	4.5%	2.5%	2.0%	(1.5%)

Total CP Products	(6.0%)	(5.5%)	7.5%	0.5%	7.0%	(13.0%)	(6.5%)	(6.0%)	7.5%	0.5%	7.0%	(13.5%)

Hill's	(3.0%)	(3.0%)	1.0%	(11.5%)	12.5%	(4.0%)	(1.5%)	(1.5%)	3.5%	(9.5%)	13.0%	(5.0%)

CONTACT:
Colgate-Palmolive Company
Bina Thompson, 212-310-3072
Hope Spiller, 212-310-2291